Exhibit 99.1

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports Third Quarter 2012 Results

CHICAGO, November 7, 2012 – TransUnion today announced results for the third quarter ended September 30, 2012. This is a combined announcement and consolidated financial statements for TransUnion Holding Company, Inc. (“TransUnion Holding”, and together with its consolidated subsidiaries, the “Company”) and TransUnion Corp., a direct 100% owned subsidiary of TransUnion Holding(1).

Third Quarter 2012 Highlights

•	Total revenue increased 9.0%; weakening foreign currencies accounted for a reduction in revenue of 1.6%; acquisitions accounted for 2.7% of revenue growth.

•	Revenue in USIS Online Data Services increased 7.8%, driven by an increase in credit report volumes in the financial services and reseller markets.

•

Revenue in USIS Decision Services increased 22.0%, driven by strong performance in Healthcare insurance eligibility and Financial Services, and the integration of Financial Healthcare Systems, LLC (“FHS”).

•

Revenue in International emerging markets increased 4.8%, driven by increased volumes in all regions and the acquisitions of Crivo Sistemas em Informatica S.A. (“Crivo”) in Brazil and Credit Reference Bureau (Holdings) Limited (“CRB”) in Africa.

•	Weakening foreign currencies accounted for a reduction in emerging markets revenue of 11.7%.

•	Acquisitions accounted for an increase in emerging markets revenue of 16.1%.

•	Revenue in the Interactive segment increased 22.8%, driven by growth in the direct and indirect channels.

•	Adjusted EBITDA(2) was $106.0 million, an increase of 10.8% compared to the prior year.

“During the third quarter we continued to experience revenue and earnings growth behind strong core business performance, the benefit of recent investments and positive macroeconomic trends,” said Bobby Mehta, the Company’s President and Chief Executive Officer. “In addition we continue to benefit from the integration of recent acquisitions Crivo, FHS and CRB in higher growth markets and geographies.”

[1]

Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we combine the Predecessor and Successor results and compare the combined TransUnion Holding and TransUnion Corp. results in 2012 with the TransUnion Corp. results in 2011. TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes combining the earnings release of TransUnion Holding and TransUnion Corp. provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

[2]

See page 17 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

Third Quarter 2012 Results

The Company reported revenue of $291.7 million, an increase of 9.0% compared to the third quarter of 2011. Weakening foreign currencies accounted for a reduction in revenue of 1.6%. Acquisitions accounted for an increase in revenue of 2.7%.

Operating income of $61.3 million in the third quarter, compared to $72.8 million in the prior year, was negatively impacted by $21.7 million increase in depreciation and amortization, primarily resulting from purchase accounting adjustments to record tangible and intangibles assets at fair value due to the acquisition of TransUnion Corp. by TransUnion Holding on April 30, 2012 (the acquisition and related transactions being referred to herein as the “2012 Change in Control Transaction”). Excluding depreciation and amortization, operating income increased 10.8% compared to the third quarter of 2011.

Non-operating expense was $42.6 million in the third quarter of 2012 compared to $31.9 million in the prior year due to an increase in interest expense primarily related to $600 million principal amount of senior unsecured PIK toggle notes issued in the second quarter of 2012. Higher interest expense and the purchase accounting depreciation and amortization resulted in net income attributable to the Company of $11.3 million compared to $27.1 million in the third quarter of 2011.

Segment Highlights

U.S. Information Services (USIS)

USIS revenue was $186.1 million, an increase of 8.6% percent compared to the third quarter of 2011, with increases in all platforms due to improved market conditions and the integration of FHS. Acquisitions accounted for an increase in revenue of 0.9%.

•	Online Data Services revenue was $128.4 million, an increase of 7.8%, driven by an increase in core credit report volumes.

•

Credit Marketing Services revenue was $32.7 million, an increase of 2.8%, due to an increase in demand for custom data sets and archive information as customers increased their credit marketing programs.

•	Decision Services revenue was $25.0 million, an increase of 22.0%, driven by strong performance in Healthcare and Financial Services, and the integration of FHS.

Operating income of $47.5 million, compared to $52.4 million in the prior year, was negatively impacted by $13.4 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, USIS operating income increased 12.3% compared to the third quarter of 2011.

International

International revenue was $59.8 million, an increase of 1.5% compared to the third quarter of 2011. Weakening foreign currencies accounted for a reduction in revenue of 7.3%. Acquisitions accounted for an increase in revenue of 9.7%.

•	Developed markets revenue was $22.8 million, a decline of 3.4%, due to lower volumes in Canada and a reduction of 1.0% due to the impact of a weakening Canadian dollar.

•

Emerging markets revenue was $37.0 million, an increase of 4.8%, driven by increased volumes in all regions and the acquisition of Crivo and CRB. Weakening foreign currencies accounted for a reduction in revenue of 11.7%. Acquisitions accounted for an increase in revenue of 16.1%.

Operating income of $9.9 million, compared to $19.1 million in the prior year, was negatively impacted by $7.1 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, International operating income declined 9.5% compared to the third quarter of 2011. The remaining decline is attributed to planned integration costs, continued investment in growth and the negative impact of foreign currency.

Interactive

Interactive revenue was $45.8 million, an increase of 22.8% compared to the third quarter of 2011, driven by higher subscription revenue in the direct and indirect channels.

Operating income of $20.4 million increased 27.5% compared the prior year due to the increase in revenue and a decrease in the bad debt reserve, and despite the negative impact of $0.8 million from additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, Interactive operating income increased 31.2% compared to the third quarter of 2011.

Year-to-Date 2012 Results

The Company reported revenue of $855.6 million for the first nine months of 2012, an increase of 11.0% compared to the first nine months of 2011. Weakening foreign currencies accounted for a reduction in revenue of 1.6%. Acquisitions accounted for an increase in revenue of 2.6%.

Operating income of $97.6 million, compared to $188.4 million in the first nine months of 2011, was impacted by $90.6 million of accelerated stock-based compensation and related expenses resulting from the 2012 Change in Control Transaction. Adjusted Operating Income of $188.2 million, compared to $194.7 million in the prior year, was negatively impacted by $36.6 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, operating income decreased 21.4% and Adjusted Operating Income increased 11.6% compared to the prior year.

Additionally, non-operating income and expense in the first nine months of 2012 included $41.9 million of acquisition expenses primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process. The 2012 Change in Control Transaction related expenses in operating and non-operating income and the purchase accounting depreciation and amortization resulted in a net loss attributable to TransUnion of $55.5 million compared to income of $24.5 million in the first nine months of 2011. The first nine months of 2011 included a $59.3 million loss on the early extinguishment of debt.

Adjusted EBITDA was $296.3 million, an increase of 11.3% compared to the first nine months of 2011, with a corresponding margin of 34.6% compared to 34.5% in the prior year.

•	Revenue for U.S. Information Services was $547.5 million, an increase of 10.2% compared to the first nine months of 2011.

•	Revenue for International was $173.9 million, an increase of 6.2% compared to the first nine months of 2011. Weakening foreign currencies accounted for a reduction in revenue of 7.4%.

•	Revenue for Interactive was $134.2 million, an increase of 21.3% compared to the first nine months of 2011.

Selected Liquidity Data

Cash and cash equivalents was $127.2 million at September 30, 2012 and $107.8 million at December 31, 2011. Year-to-date cash provided by operating activities of TransUnion Corp. was $129.5 million. Other year-to-date cash activity of TransUnion Corp. included: $46.6 million used for cash capital expenditures; $11.5 million used for other investing activities; $52.2 million used for financing activities; and $0.2 million provided from the effect of exchange rate changes on cash.

Recent Developments

Registration of 9.625%/10.375% Senior PIK Toggle Notes due 2018

On October 5, 2012, TransUnion Holding announced that 100% of aggregate principal amount of outstanding unregistered 9.625%/10.375% Senior PIK Toggle Notes due 2018, Series A were validly tendered for an equal principal amount of a new issue of registered 9.625%/10.375% Senior PIK Toggle Notes due 2018, Series B. Terms of the new issue are substantially identical to those of the original notes, except that the transfer restrictions and registration rights relating to the original notes do not apply to the new issue.

Issuance of $400 Million 8.125%/8.875% Senior PIK Toggle Notes Due 2018

On November 1, 2012, TransUnion Holding issued $400.0 million principal amount of 8.125%/8.875% senior unsecured PIK toggle notes due June 15, 2018, at an offering price of 99.5% in a private placement to certain investors. The notes contain a registration rights agreement that will require us to exchange the notes for an equal amount of notes registered with the SEC. The indenture governing these notes and the nonfinancial covenants are substantially similar to the outstanding senior unsecured PIK toggle notes. The proceeds were used to pay a $373.8 million dividend to our shareholders and to pay various costs associated with issuing the new debt and obtaining consents from our existing debt holders. In addition, TransUnion LLC prepaid $10.0 million of the senior secured term loan with cash on hand.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, November 7, 2012, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting third quarter 2012 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 866-202-4683

International dial-in: 617-213-8846

Teleconference code: 22626866

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 32 countries around the world. www.transunion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; changes in federal, state, local or foreign tax law; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; fluctuations in exchange rates; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; reliance on key management personnel; and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TransUnion Corp.’s Annual Report on Form 10-K for the year ended December 31, 2011 and the combined Quarterly Report on Form 10-Q for the period ended September 30, 2012. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheet

(in millions, except per share data)

September 30, 2012
Assets
Current assets:
Cash and cash equivalents	$127.2
Trade accounts receivable, net of allowance of $1.4	177.7
Other current assets	77.8

Total current assets	382.7

Property, plant and equipment, net of accumulated depreciation and amortization of $15.5	113.2
Other marketable securities	11.1
Goodwill	1,740.8
Other intangibles, net	1,916.1
Other assets	110.7

Total assets	$4,274.6

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$69.3
Current portion of long-term debt	10.5
Other current liabilities	111.3

Total current liabilities	191.1

Long-term debt	2,289.0
Other liabilities	670.6

Total liabilities	3,150.7

Redeemable noncontrolling interests	18.3

Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at September 30, 2012, 109.7 million shares issued and outstanding as of September 30, 2012	1.1
Additional paid-in capital	1,105.0
Treasury stock at cost; less than 0.1 million shares at September 30, 2012	(0.7)
Retained earnings (accumulated deficit)	(0.6)
Accumulated other comprehensive income (loss)	(10.3)

Total TransUnion Holding Company, Inc. stockholders’ equity	1,094.5
Noncontrolling interests	11.1

Total stockholders’ equity	1,105.6

Total liabilities and stockholders’ equity	$4,274.6

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(in millions)

	Three Months Ended September 30, 2012	From the Date of Inception Through September 30, 2012
Revenue	$291.7	$482.6

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	111.5	186.2
Selling, general and administrative	75.8	126.5
Depreciation and amortization	43.1	72.1

Total operating expenses	230.4	384.8

Operating income	61.3	97.8

Non-operating income and expense
Interest expense	(42.6)	(77.4)
Interest income	0.6	0.7
Other income and (expense), net	(0.6)	(15.4)

Total non-operating income and expense	(42.6)	(92.1)

Income from operations before income taxes	18.7	5.7

Provision for income taxes	(5.2)	(3.0)

Net income	13.5	2.7
Less: net income attributable to noncontrolling interests	(2.2)	(3.3)

Net income (loss) attributable to TransUnion Holding Company, Inc.	$11.3	$(0.6)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Unaudited Consolidated Statement of Cash Flows

(in millions)

From the Date of Inception Through September 30, 2012
Cash flows from operating activities:
Net income	$2.7
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	72.1
Equity in net income of affiliates, net of dividends	3.0
Deferred taxes	(5.1)
Amortization of senior notes purchase accounting fair value adjustment	(6.6)
Deferred financing fees	1.0
Stock-based compensation	1.2
Provision (reduction) for losses on trade accounts receivable	(2.2)
Other	2.7
Changes in assets and liabilities:
Trade accounts receivable	(14.2)
Other current and long-term assets	(76.0)
Trade accounts payable	(3.8)
Other current and long-term liabilities	7.3

Cash used in operating activities	(17.9)

Cash flows from investing activities:
Capital expenditures for property and equipment	(26.2)
Investments in trading securities	(0.3)
Acquisition of TransUnion Corp., net of cash acquired	(1,485.9)
Other acquisitions and purchases of noncontrolling interests, net of cash acquired	(10.5)
Other	(1.5)

Cash used in investing activities	(1,524.4)

Cash flows from financing activities:
Proceeds from senior unsecured PIK toggle private placement notes	600.0
Repayments of debt	(4.8)
Debt financing fees	(16.8)
Proceeds from issuance of common stock	1,094.5
Treasury stock purchases	(0.7)
Other	(2.1)

Cash provided by financing activities	1,670.1
Effect of exchange rate changes on cash and cash equivalents	(0.6)

Net change in cash and cash equivalents	127.2
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$127.2

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	Successor September 30, 2012	Predecessor December 31, 2011
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$127.2	$107.8
Trade accounts receivable, net of allowance of $1.4 and $1.2	177.7	139.4
Other current assets	60.9	55.4
Current assets of discontinued operations	—	0.1

Total current assets	365.8	302.7

Property, plant and equipment, net of accumulated depreciation and amortization of $15.5 and $342.3	113.2	109.0
Other marketable securities	11.1	10.3
Goodwill	1,740.8	275.2
Other intangibles, net	1,916.1	230.8
Other assets	96.8	77.8

Total assets	$4,243.8	$1,005.8

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$68.9	$75.1
Current portion of long-term debt	10.5	21.8
Other current liabilities	160.5	100.2
Current liabilities of discontinued operations	—	0.4

Total current liabilities	239.9	197.5

Long-term debt	1,689.0	1,579.4
Other liabilities	652.1	53.3

Total liabilities	2,581.0	1,830.2

Redeemable noncontrolling interests	18.3	—

Stockholders’ equity:
Preferred stock, $0.01 par value; 0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; one thousand shares authorized, one hundred and 29.8 million shares issued at September 30, 2012, and December 31, 2011, respectively; one hundred and 29.8 million shares outstanding as of September 30, 2012, and December 31, 2011, respectively	—	0.3
Additional paid-in capital	1,613.3	893.9
Treasury stock at cost; 0 shares at September 30, 2012, and less than 0.1 million shares December 31, 2011	—	(0.2)
Retained earnings (accumulated deficit)	30.4	(1,739.0)
Accumulated other comprehensive income (loss)	(10.3)	(3.6)

Total TransUnion Corp. stockholders’ equity	1,633.4	(848.6)
Noncontrolling interests	11.1	24.2

Total stockholders’ equity	1,644.5	(824.4)

Total liabilities and stockholders’ equity	$4,243.8	$1,005.8

TRANSUNION CORP. AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(in millions)

	Successor		Predecessor
	Three Months Ended September 30, 2012	Five Months Ended September 30, 2012	Four Months Ended April 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Revenue	$291.7	$482.6	$373.0	$267.6	$771.0

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	111.5	186.2	172.0	106.4	318.4
Selling, general and administrative	75.5	125.8	172.0	67.0	199.5
Depreciation and amortization	43.1	72.1	29.2	21.4	64.7

Total operating expenses	230.1	384.1	373.2	194.8	582.6

Operating income (loss)	61.6	98.5	(0.2)	72.8	188.4

Non-operating income and expense
Interest expense	(27.6)	(46.0)	(40.5)	(30.6)	(94.9)
Interest income	0.6	0.7	0.6	0.2	0.5
Other income and (expense), net	(0.6)	(0.2)	(23.8)	(1.5)	(57.7)

Total non-operating income and expense	(27.6)	(45.5)	(63.7)	(31.9)	(152.1)

Income (loss) from continuing operations before income taxes	34.0	53.0	(63.9)	40.9	36.3

(Provision) benefit for income taxes	(11.0)	(19.3)	11.5	(11.6)	(5.0)

Income (loss) from continuing operations	23.0	33.7	(52.4)	29.3	31.3

Discontinued operations, net of tax	—	—	—	—	(0.5)

Net income (loss)	23.0	33.7	(52.4)	29.3	30.8
Less: net income attributable to noncontrolling interests	(2.2)	(3.3)	(2.5)	(2.2)	(6.3)

Net income (loss) attributable to TransUnion Corp.	$20.8	$30.4	$(54.9)	$27.1	$24.5

TRANSUNION CORP. AND SUBSIDIARIES

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Successor	Predecessor
	Five Months Ended September 30, 2012	Four Months Ended April 30, 2012	Nine Months Ended September 30, 2011
Cash flows from operating activities:
Net income (loss)	$33.7	$(52.4)	$30.8
Less: loss from discontinued operations, net of tax	—	—	(0.5)

Income (loss) from continuing operations	33.7	(52.4)	31.3
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Loss on early extinguishment of senior secured credit facility	—	—	59.3
Change in control transaction fees	0.3	20.9	—
Depreciation and amortization	72.1	29.2	64.7
Deferred financing fees	—	3.9	3.3
Amortization of senior notes purchase accounting fair value adjustment	(6.6)	—	—
Stock-based compensation	0.8	2.0	3.5
Provision (reduction) for losses on trade accounts receivable	(2.2)	3.1	1.8
Equity in net income of affiliates, net of dividends	3.0	(3.7)	(1.6)
Deferred taxes	10.5	(18.3)	(7.3)
Other	2.7	(0.6)	2.7
Changes in assets and liabilities:
Trade accounts receivable	(14.2)	(24.7)	(26.6)
Other current and long-term assets	4.1	1.5	(14.6)
Trade accounts payable	(4.0)	1.6	14.9
Other current and long-term liabilities	(23.1)	89.9	6.2

Cash provided by operating activities of continuing operations	77.1	52.4	137.6
Cash used in operating activities of discontinued operations	—	—	(1.3)

Cash provided by operating activities	77.1	52.4	136.3
Cash flows from investing activities:
Capital expenditures for property and equipment	(26.2)	(20.4)	(56.4)
Proceeds from sale of trading securities	—	1.1	9.9
Investments in trading securities	(0.3)	(1.1)	(1.1)
Investments in held-to-maturity securities	—	—	(6.3)
Proceeds from held-to-maturity securities	—	—	6.3
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(10.5)	(0.1)	(4.2)
Other	(1.5)	0.9	(2.9)

Cash used in investing activities	(38.5)	(19.6)	(54.7)
Cash flows from financing activities:
Proceeds from senior secured credit facility	—	—	950.0
Extinguishment of senior secured credit facility	—	—	(945.2)
Repayments of debt	(4.8)	(14.6)	(9.4)
Debt financing fees	—	(6.1)	(11.3)
Prepayment fee on early extinguishment of senior secured credit facility	—	—	(9.5)
Distribution of merger consideration	—	(1.3)	(0.2)
Change in control transaction fees	(0.3)	(20.9)	—
Other	(2.1)	(2.1)	(2.3)

Cash used in financing activities	(7.2)	(45.0)	(27.9)
Effect of exchange rate changes on cash and cash equivalents	(0.6)	0.8	(3.9)

Net change in cash and cash equivalents	30.8	(11.4)	49.8
Cash and cash equivalents, beginning of period	96.4	107.8	131.2

Cash and cash equivalents, end of period	$127.2	$96.4	$181.0

See accompanying combined notes to unaudited consolidated financial statements.

TRANSUNION HOLDING AND TRANSUNION CORP.

Combined Results of Operations

TransUnion Holding’s consolidated September 30, 2012, year-to-date results include the stand-alone results of TransUnion Holding from the date of inception through September 30, 2012, and the consolidated results of TransUnion Corp. and subsidiaries after April 30, 2012, the date of acquisition.

As a result of the 2012 Change in Control Transaction, TransUnion Corp.’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. after the 2012 Change in Control Transaction (the “Successor”).

The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods primarily due to the additional amortization of intangibles in the Successor period resulting from the fair value adjustments of the assets acquired and liabilities assumed. In addition, the Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.

To facilitate comparability with the prior year three-month period, we present below TransUnion Holding consolidated results for three months ended September 30, 2012, compared to TransUnion Corp. consolidated results for the three months ended September 30, 2011. For comparability with the prior year nine-month period, we present below TransUnion Holding consolidated results from inception through September 30, 2012, combined with TransUnion Corp. Predecessor consolidated results for the four months ended April 30, 2012 (combined results for nine months), compared to TransUnion Corp. consolidated results for the nine months ended September 30, 2011. We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for the three and nine months ended September 30, 2012, compared to the three and nine months ended September 30, 2011, than a presentation of separate historical results for TransUnion Holding and TransUnion Corp. Predecessor and Successor periods would provide. The following table sets forth our historical results of operations for the periods indicated below:

	Three Months Ended September 30,
	2012	2011
(in millions)	TransUnion Holding	TransUnion Corp.	$ Change	% Change
Revenue	$291.7	$267.6	$24.1	9.0%

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	111.5	106.4	5.1	4.8%
Selling, general and administrative	75.8	67.0	8.8	13.1%
Depreciation and amortization	43.1	21.4	21.7	101.4%

Total operating expenses	230.4	194.8	35.6	18.3%

Operating income (loss)	61.3	72.8	(11.5)	(15.8)%

Non-operating income and expense
Interest expense	(42.6)	(30.6)	(12.0)	(39.2)%
Interest income	0.6	0.2	0.4	nm
Other income and (expense), net	(0.6)	(1.5)	0.9	60.0%

Total non-operating income and expense	(42.6)	(31.9)	(10.7)	(33.5)%

Income (loss) from continuing operations before income taxes	18.7	40.9	(22.2)	(54.3)%
(Provision) benefit for income taxes	(5.2)	(11.6)	6.4	55.2%

Income (loss) from continuing operations	13.5	29.3	(15.8)	(53.9)%
Discontinued operations, net of tax	—	—	—	0.0%

Net income (loss)	13.5	29.3	(15.8)	(53.9)%
Less: net income attributable to noncontrolling interests	(2.2)	(2.2)	—	0.0%

Net income (loss) attributable to the Company	$11.3	$27.1	$(15.8)	(58.3)%

nm: not meaningful

	Nine Months Ended September 30,
	2012			2011
(in millions)	TransUnion Holding Date of Inception Through September 30, 2012	TransUnion Corp. Predecessor Four Months Ended April 30, 2012	Combined Nine Months Ended September 30, 2012	TransUnion Corp. Predecessor Nine Months Ended September 30, 2011	$ Change	% Change
Revenue	$482.6	$373.0	$855.6	$771.0	$84.6	11.0%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	186.2	172.0	358.2	318.4	39.8	12.5%
Selling, general and administrative	126.5	172.0	298.5	199.5	99.0	49.6%
Depreciation and amortization	72.1	29.2	101.3	64.7	36.6	56.6%

Total operating expenses	384.8	373.2	758.0	582.6	175.4	30.1%
Operating income (loss)	97.8	(0.2)	97.6	188.4	(90.8)	(48.2)%
Non-operating income and expense
Interest expense	(77.4)	(40.5)	(117.9)	(94.9)	(23.0)	(24.2)%
Interest income	0.7	0.6	1.3	0.5	0.8	nm
Other income and (expense), net	(15.4)	(23.8)	(39.2)	(57.7)	18.5	32.1%

Total non-operating income and expense	(92.1)	(63.7)	(155.8)	(152.1)	(3.7)	(2.4)%
Income (loss) from continuing operations before income taxes	5.7	(63.9)	(58.2)	36.3	(94.5)	nm
(Provision) benefit for income taxes	(3.0)	11.5	8.5	(5.0)	13.5	nm

Income (loss) from continuing operations	2.7	(52.4)	(49.7)	31.3	(81.0)	nm
Discontinued operations, net of tax	—	—	—	(0.5)	0.5	nm

Net income (loss)	2.7	(52.4)	(49.7)	30.8	(80.5)	nm
Less: net income attributable to noncontrolling interests	(3.3)	(2.5)	(5.8)	(6.3)	0.5	7.9%

Net income (loss) attributable to the Company	$(0.6)	$(54.9)	$(55.5)	$24.5	$(80.0)	nm

nm: not meaningful

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Segment Information

Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
(dollars in millions)	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Revenue
U.S. Information Services:
Online Data Services	$128.4	$119.1	$9.3	7.8%	$375.5	$341.3	$34.2	10.0%
Credit Marketing Services	32.7	31.8	0.9	2.8%	99.5	95.4	4.1	4.3%
Decision Services	25.0	20.5	4.5	22.0%	72.5	60.0	12.5	20.8%

Total U.S. Information Services	186.1	171.4	14.7	8.6%	547.5	496.7	50.8	10.2%

International:
Developed markets	22.8	23.6	(0.8)	(3.4)%	68.2	67.1	1.1	1.6%
Emerging markets	37.0	35.3	1.7	4.8%	105.7	96.6	9.1	9.4%

Total International	59.8	58.9	0.9	1.5%	173.9	163.7	10.2	6.2%

Interactive	45.8	37.3	8.5	22.8%	134.2	110.6	23.6	21.3%

Total revenue	$291.7	$267.6	$24.1	9.0%	$855.6	$771.0	$84.6	11.0%

Operating Income(1)
U.S. Information Services	$47.5	$52.4	$(4.9)	(9.4)%	$114.0	$138.9	$(24.9)	(17.9)%
International	9.9	19.1	(9.2)	(48.2)%	18.3	49.9	(31.6)	(63.3)%
Interactive	20.4	16.0	4.4	27.5%	44.4	39.7	4.7	11.8%
Corporate	(16.5)	(14.7)	(1.8)	(12.2)%	(79.1)	(40.1)	(39.0)	(97.3)%

Total operating income	$61.3	$72.8	$(11.5)	(15.8)%	$97.6	$188.4	$(90.8)	(48.2)%

Operating Margin
U.S. Information Services	25.5%	30.6%		(5.1)%	20.8%	28.0%		nm
International	16.6%	32.4%		(15.8)%	10.5%	30.5%		nm
Interactive	44.5%	42.9%		1.6%	33.1%	35.9%		nm
Total operating margin	21.0%	27.2%		(6.2)%	11.4%	24.4%		nm

Adjusted Operating Income(2)
U.S. Information Services	$47.5	$52.4	$(4.9)	(9.4)%	$155.1	$145.2	$9.9	6.8%
International	9.9	19.1	(9.2)	(48.2)%	32.7	49.9	(17.2)	(34.5)%
Interactive	20.4	16.0	4.4	27.5%	46.7	39.7	7.0	17.6%
Corporate	(16.5)	(14.7)	(1.8)	(12.2)%	(46.3)	(40.1)	(6.2)	(15.5)%

Total operating income	$61.3	$72.8	$(11.5)	(15.8)%	$188.2	$194.7	$(6.5)	(3.3)%

Adjusted Operating Margin
U.S. Information Services	25.5%	30.6%		(5.1)%	28.3%	29.2%		(0.9)%
International	16.6%	32.4%		(15.8)%	18.8%	30.5%		(11.7)%
Interactive	44.5%	42.9%		1.6%	34.8%	35.9%		(1.1)%
Total operating margin	21.0%	27.2%		(6.2)%	22.0%	25.3%		(3.3)%

nm: not meaningful

(1)

For the nine months ended September 30, 2012, operating income included $90.6 million of accelerated stock-based compensation and related expense recorded by the Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.8 million. For the three and nine months ended September 30, 2012, operating income also included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction. The increase in depreciation and amortization, which is primarily related to the purchase accounting fair value adjustment, in the third quarter of 2012 compared to the third quarter of 2011 was as follows: USIS $13.4 million; International $7.1 million; Interactive $0.8 million; and Corporate $0.4 million. The increase in depreciation and amortization year-to-date 2012 compared to year-to-date 2011 was as follows: USIS $21.5 million; International $13.9 million; Interactive $1.1 million; and Corporate $0.1 million. See Part I, Item 1, Note 2, “2012 Change in Control Transaction,” and Note 15, “Stock-Based Compensation,” for further information about the impact of the acquisition of TransUnion Corp. For the nine months ended September 30, 2011, operating income included a $3.6 million outsourcing vendor contract early termination fee and a $2.7 million software impairment and related restructuring charge. Both of these expenses were recorded in our USIS segment.

(2)

See footnote 2 to Key Performance Measure for a discussion about Adjusted Operating Income, why we use it, its limitations, and a reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Key Financial Performance Measures and Reconciliation of Non GAAP Measures

Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
(dollars in millions)	2012 Combined	2011 TransUnion Corp.	$ Change	% Change	2012 Combined	2011 TransUnion Corp.	$ Change	% Change
Revenue	$291.7	$267.6	$24.1	9.0%	$855.6	$771.0	$84.6	11.0%

Reconciliation of operating income to Adjusted Operating Income:
Operating income	$61.3	$72.8	$(11.5)	(15.8)%	$97.6	$188.4	$(90.8)	(48.2)%
Adjustments(1)	—	—	—	—	90.6	6.3	84.3	nm

Adjusted operating income(2)	$61.3	$72.8	$(11.5)	(15.8)%	$188.2	$194.7	$(6.5)	(3.3)%

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$11.3	$27.1	$(15.8)	(58.3)%	$(55.5)	$24.5	$(80.0)	nm
Discontinued operations	—	—	—	—	—	0.5	(0.5)	(100.0)%

Net income (loss) from continuing operations attributable to the Company	$11.3	$27.1	$(15.8)	(58.3)%	$(55.5)	$25.0	$(80.5)	nm
Net interest expense	42.0	30.4	11.6	38.2%	116.6	94.4	22.2	23.5%
Income tax (benefit) provision	5.2	11.6	(6.4)	(55.2)%	(8.5)	5.0	(13.5)	nm
Depreciation and amortization(3)	43.1	21.4	21.7	101.4%	101.3	64.7	36.6	56.6%
Stock-based compensation	0.8	1.0	(0.2)	(20.0)%	2.8	3.5	(0.7)	(20.0)%
Other (income) and expense(4)	3.6	4.2	(0.6)	(14.3)%	49.0	67.3	(18.3)	(27.2)%
Adjustments(1)	—	—	—	—	90.6	6.3	84.3	nm

Adjusted EBITDA(2)	$106.0	$95.7	$10.3	10.8%	$296.3	$266.2	$30.1	11.3%

Other metrics:
Cash provided by operating activities of continuing operations of TransUnion Corp.	$65.8	$80.0	$(14.2)	(17.8)%	$129.5	$137.6	$(8.1)	(5.9)%
Capital expenditures	$18.8	$17.5	$1.3	7.4%	$46.6	$56.4	$(9.8)	(17.4)%

nm: not meaningful

(1)	For the nine months ended September 30, 2012, adjustments included $90.6 million of accelerated stock-based compensation and related expense resulting from the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.8 million. See Part I, Item 1, Note 2, “2012 Change in Control Transaction,” and Note 15, “Stock-Based Compensation,” for further information about the impact of the 2012 Change in Control Transaction. For the nine months ended September 30, 2011, adjustments included a $3.6 million outsourcing vendor contract early termination fee and a $2.7 million software impairment and related restructuring charge recorded in our USIS segment.
(2)

Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. The annual variable compensation for members of senior management is based in part on Adjusted EBITDA. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect our capital expenditures, interest, income tax, depreciation, amortization, stock-based compensation or certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to TransUnion Corp. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.

(3)	For the three and nine months ended September 30, 2012, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.
(4)	Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the nine months ended September 30, 2012, other income and expense included $41.9 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction as discussed in Part I, Item 1, Note 2, “2012 Change in Control Transaction,” and the abandoned initial public offering process, and $7.1 million of other income and expense. Of the $41.9 million of acquisition-related expenses, $15.2 million was incurred by TransUnion Holding and $26.7 million was incurred by TransUnion Corp. For the nine months ended September 30, 2011, other income and expense included a $59.3 million loss on the early extinguishment of debt as a result of refinancing our senior secured credit facility in February 2011, and $8.0 million of other income and expense. See Part I, Item 1, Note 12, “Debt,” for further information about the refinancing.